UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 6, 2024
Spruce Power Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38971	83-4109918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 S Colorado Blvd, Suite 2-825, Denver, Colorado	80222
(Address of principal executive offices)	(Zip Code)
(866) 777-8235
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Spruce Power Holding Corporation (the “Company”) has previously reported that, on June 23, 2022, the Company received a shareholder derivative complaint filed in the U.S. District Court for the District of Massachusetts (the “Court”), captioned Val Kay derivatively on behalf of nominal defendant XL Fleet Corp., against all current directors and former officers and directors, C.A. No. 1:22-cv-10977. The action was filed by a shareholder purportedly on XL Fleet Corp.’s behalf, and raises claims for contribution, as well as claims for breach of fiduciary duty, waste of corporate assets, unjust enrichment, and abuse of control. On December 8, 2023, the parties submitted a joint status report advising the court that they had reached a settlement-in-principle to settle this action, the Reali v. Griffin, et al. action, the Tucci v. Ledecky, et al. action, and a stockholder litigation demand (collectively, the “Derivative Matters”).

On March 1, 2024, the lead plaintiff and the defendants entered into a Stipulation that was filed in the Court. On April 22, 2024, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be made to Current Stockholders.

The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on July 31, 2024 at 3:00 p.m. before the Honorable Nathaniel M. Gorton, at the U.S. District Court for the District of Massachusetts, 1 Courthouse Way, Courtroom 4, Boston, Massachusetts 02210 to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether the Judgment finally approving the Settlement, substantially in the form of Exhibit D to the Stipulation, should be entered, dismissing all claims in the Massachusetts Action with prejudice, and releasing Plaintiffs’ and Defendants’ Released Claims against Plaintiffs’ and Defendants’ Releasees; (iv) whether the Court should approve the Fee and Expense Amount; (v) whether the Court should approve the Service Awards, which shall be funded from the Fee and Expense Amount to the extent approved by the Court; and (vii) consider any other matters that may properly be brought before the Court in connection with the Settlement. Upon final approval of the Settlement, the Plaintiffs to the Delaware Action will voluntarily dismiss their complaint with prejudice, and the Litigation Demand will be withdrawn.

The foregoing summary is qualified in its entirety by reference to the Settlement Agreement, which is attached as Exhibit 99.1 to this report and incorporated herein by reference in its entirety.

There can be no assurance as to the ultimate outcome of the Derivative Matters, including no assurance that the Settlement Agreement will be approved by the Court or that any revised settlement terms, if applicable, will be finalized by the parties and approved by the Court. The execution of the Settlement Agreement does not constitute an admission by the Company of any fault or liability and the Company does not admit fault or liability. If the settlement cannot be finalized by the parties or the Settlement Agreement is not approved by the Court, the Company will defend the Derivative Matters vigorously and believes there are meritorious defenses and legal standards that must be met for, among other things, success on the merits. If the parties are unable to finalize the settlement, the Derivative Matters could have a material adverse effect on the Company’s financial condition, results of operations and cash flows.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
99.1	Press Release of Spruce Power Holding Corporation, issued May 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPRUCE POWER HOLDING CORPORATION

Date: May 6, 2024	By:	/s/ Jonathan M. Norling
	Name:	Jonathan M. Norling
	Title:	Chief Legal Officer